UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2005

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1300, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 628-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors has appointed George Paolini, 49, to Versata’s Board, effective January 19, 2005, to fill the vacancy created by Robert Davoli’s resignation. Mr. Paolini will serve as a Class III director with a term expiring at the upcoming annual meeting. Mr. Paolini will serve on the Company’s Audit and Nominating Committees.

Mr. Paolini most recently served as General Manager, Developer Tools Business Unit, at Borland Software Corporation, a position he held from January 2003 through January 2005. Mr. Paolini has now joined SAP as a Senior Vice President, overseeing various industry initiatives for the company. From June 2001 to October 2002, Mr. Paolini was Chief Marketing Officer for Zaplet, a Silicon Valley-based collaboration software company. Before Zaplet, Mr. Paolini served in a variety of roles at Sun Microsystems, Inc., from 1993 to June 2001, including Vice President of Software Marketing, Director, JavaSoft, (a subsidiary of Sun Microsystems, Inc.), and Manager, Internet Marketing. In addition, he founded and served as the first Chairman of the Java Community Process, an industry consortium for the evolution of the Java technology. Mr. Paolini began his career as a journalist, serving as an editor at a variety of daily newspapers. He received a B.A. in Management from St. Mary’s College in Moraga, California.

Mr. Robert Davoli resigned as a board member of the Company effective January 19, 2005. Mr. Davoli did not serve on any committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date: January 21, 2005	By:	/s/ Alan Baratz
Alan Baratz
Director, Chief Executive Officer and President